Exhibit 99.1

The LGL Group, Inc. Announces Acquisition of New Product Line Assets

ORLANDO, FL, September 6, 2016 – The LGL Group, Inc. (NYSE MKT: LGL) (the "Company"), today announced it has acquired certain assets from Precise Time and Frequency, Inc. ("PTF Inc."). The assets will be held by Precise Time and Frequency, LLC ("PTF LLC"), a newly formed, wholly-owned subsidiary of The LGL Group, Inc.

LGL Chairman and CEO, Michael J. Ferrantino, Sr. said, " This acquisition represents another building block in the Company's strategy to be a much broader based supplier of highly engineered products for the generation, synchronization and control of timing and frequency. It will nicely compliment the broader, complete line of spectrum control products that the Company provides."

PTF Inc., based in Wakefield, Massachusetts, is a well known technology leader in the design of high performance Frequency and Time reference standards that form the basis for timing and synchronization in many applications.

Michael J. Ferrantino, Sr. added, "We are thrilled to add PTF LLC to our LGL family. Over the next several quarters we expect to invest additional resources into this product line, primarily in sales, marketing and engineering, so that we can expand its geographic reach and free-up current design engineering resources to focus on designing new, market-driven products."

PTF LLC will be led by CEO, David Briggs, former CEO of PTF Inc., along with an experienced team of engineers, also former employees of PTF Inc. PTF LLC will remain in Wakefield, Massachusetts.

David Briggs added, "We are excited to be a part of the LGL organization, with its financial resources, component engineering expertise, and world-class sales channel. We look forward to expanding the presence and capabilities we have built over the past decade, and are confident that together with the LGL organization we can grow PTF LLC into a market leader."

About The LGL Group, Inc.
The LGL Group, Inc., through its wholly-owned subsidiary MtronPTI, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits.  These components ensure reliability and security in aerospace and defense communications, synchronize data transfers throughout the wireless and internet infrastructure, and provide low noise and base accuracy for lab instruments.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota and Noida, India, with local sales offices in Sacramento, California and Hong Kong.

For more information on the Company and its products and services, contact Patti Smith at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Patti Smith
The LGL Group, Inc.
pasmith@lglgroup.com
(407) 298-2000